EXHIBIT  5.1

VENTURE  LAW  CORPORATION
Suite  618  -  688  West  Hastings  Street
Vancouver,  British  Columbia,  V6B  1P1
Telephone:  (604)  659-9188
Facsimile:  (604)  659-9178


                                                                DECEMBER 9, 2002




GUARDIAN  BIOTECHNOLOGIES  INC.
110  GYMNASIUM  PLACE
SASKATOON,  SASKATCHEWAN
S7N  0W9

DEAR  SIRS  AND  MADAMS,

RE:     OPINION  LETTER  REGARDING  STOCK  ISSUANCES
        --------------------------------------------

          WE HAVE BEEN REQUESTED TO PROVIDE THIS OPINION REGARDING THE STOCK ISSUANCES OF GUARDIAN BIOTECHNOLOGIES INC. (THE "CORPORATION") SINCE ITS DATE OF INCORPORATION DATED AUGUST 20, 2002.

          IN THIS REGARD, WE HAVE REVIEWED AND ARE FAMILIAR WITH AND HAVE RELIED UPON, TO THE EXTENT NECESSARY:

     (A) ALL CURRENTLY EFFECTIVE ARTICLES (AS SUCH TERM IS DEFINED IN THE CANADIAN BUSINESS CORPORATIONS ACT) AND BY-LAWS OF THE CORPORATION;

     (B) CERTIFIED COPIES OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION APPROVING, AMONG OTHER THINGS ACCEPTANCE OF ALL SUBSCRIPTION AGREEMENTS, SHARES ISSUANCES AND PROPOSED STOCK OFFERING; AND

     (C) SUCH OTHER CORPORATE DOCUMENTS, RECORDS, RULINGS, ORDERS, REPORTS, CERTIFICATES AND INSTRUMENTS AS WE HAVE CONSIDERED APPROPRIATE.

          IN OUR EXAMINATION, WE HAVE ASSUMED THE LEGAL CAPACITY OF ALL NATURAL PERSONS, THE GENUINENESS OF ALL SIGNATURES, THE AUTHENTICITY OF ALL DOCUMENTS SUBMITTED TO US AS ORIGINALS, THE CONFORMITY TO ORIGINAL DOCUMENTS OF ALL DOCUMENTS SUBMITTED TO US AS CERTIFIED, CONFORMED OR PHOTOSTATIC COPIES, AND THE AUTHENTICITY OF THE ORIGINALS OF SUCH COPIES. AS TO ANY FACTS MATERIAL TO THIS OPINION WHICH WE DID NOT INDEPENDENTLY ESTABLISH OR VERIFY, WE HAVE RELIED ON ORAL OR WRITTEN STATEMENTS AND REPRESENTATIONS OF OFFICERS AND OTHER REPRESENTATIVES OF THE CORPORATION AND OTHERS.

           WE HAVE NOT REVIEWED OR PROVIDED AN OPINION REGARDING SECURITIES MATTERS IN CANADA, UNITED STATES OR KOREA WHICH MAY APPLY. OUR OPINION PERTAINS ONLY TO APPLICABLE CORPORATE LAW MATTERS GOVERNED BY THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND CANADA, AND WE DO NOT EXPRESS ANY OPINION AS TO THE LAWS OF ANY OTHER JURISDICTION OR ANY OTHER APPLICABLE LAW OR REGULATION.

          BASED  ON  AND  SUBJECT  TO THE FOREGOING, WE ARE OF THE OPINION THAT:

          1. THE AUTHORIZED CAPITAL OF THE CORPORATION CONSISTS OF AN UNLIMITED NUMBER OF COMMON SHARES OF WHICH 8,200,000 ARE ISSUED AND OUTSTANDING AS FULLY PAID AND NON-ASSESSABLE SHARES.

          2. ALL REQUISITE CORPORATE ACTION HAS BEEN TAKEN BY THE BOARD OF DIRECTORS OF THE CORPORATION TO ALLOT AND ISSUE THE 8,200,000 COMMON SHARES ISSUED AS OF THE DATE HEREOF.

          3. ALL REQUISITE CORPORATE ACTION HAS BEEN TAKEN BY THE BOARD OF DIRECTORS OF THE CORPORATION TO ALLOT AND ISSUE 5,000,000 ADDITIONAL COMMON SHARES, WHEN SOLD AND ISSUED IN ACCORDANCE WITH THE REGISTRATION STATEMENT FILED BY THE CORPORATION, WILL BE VALIDLY ISSUED, FULLY PAID, AND NON-ASSESSABLE.

          WE CONSENT TO THE FILING OF THIS OPINION WITH THE COMMISSION AS AN EXHIBIT TO THE REGISTRATION STATEMENT FILED BY THE CORPORATION. IN GIVING SUCH CONSENT, WE DO NOT THEREBY ADMIT THAT WE ARE IN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER SECTION 7 OF THE SECURITIES ACT OF 1933 OR UNDER THE RULES AND REGULATIONS OF THE COMMISSION PROMULGATED THEREUNDER.

          WE CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS" IN THE REGISTRATION STATEMENT FILED BY THE CORPORATION.

          THIS OPINION LETTER IS RENDERED AS OF THE DATE FIRST WRITTEN ABOVE. THIS LAW FIRM EXPRESSLY DISCLAIMS ANY OBLIGATION TO ADVISE YOU OF FACTS, CIRCUMSTANCES, EVENTS OR DEVELOPMENTS WHICH HEREAFTER MAY BE BROUGHT TO OUR ATTENTION AND WHICH MAY ALTER, AFFECT OR MODIFY THIS OPINION. THIS OPINION IS EXPRESSLY LIMITED TO THE MATTERS STATED HEREIN, AND THIS LAW FIRM MAKES NO OPINION, EXPRESS OR IMPLIED, AS TO ANY OTHER MATTERS RELATING TO THE CORPORATION OR ITS SECURITIES.


YOURS  TRULY,

VENTURE  LAW  CORPORATION

/S/  ALIXE  B.  CORMICK  /S/

PER:
     ALIXE  B.  CORMICK